UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

LL Flooring Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Bakers Mill Lane, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 463-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into Material Definitive Agreement.

Entry into Waiver and Third Amendment to Fourth Amended and Restated Credit Agreement

As previously disclosed, on March 29, 2019, LL Flooring Holdings, Inc. (the “Company”) and its domestic subsidiaries, including LL Flooring, Inc. (“LLI”) and LL Flooring Services, LLC (“LL Services” and, collectively with LLI, the “Borrowers”), entered into a Fourth Amended and Restated Credit Agreement (the “Original Credit Agreement”) with Bank of America, N.A. (the “Bank”) and Wells Fargo Bank, National Association (“Wells” and, collectively with the Bank, the “Lenders”) and the Bank in its capacity as administrative agent and collateral agent (in this capacity, the “Agent”) and Wells as syndication agent. The Original Credit Agreement was subsequently amended by the First Amendment to the Credit Agreement and the Second Amendment to the Credit Agreement (as amended, the “Credit Agreement”)

On December 27, 2022, the Borrowers entered into a Waiver and Third Amendment to the Credit Agreement (the “Amendment”) with the Lenders and the Agent. The Amendment, among other things, (i) changes the rate under the Agreement for borrowings from a LIBOR-based rate to a Term SOFR-based rate (as defined in the Amendment), subject to certain adjustments specified in the Amendment and (ii) provides a waiver of a technical event of default under the Credit Agreement related to providing notice to the Lenders of the Company’s name change from Lumber Liquidators Holdings, Inc. to LL Flooring Holdings, Inc.

Except as set forth in the Amendment, all other terms and conditions of the Credit Agreement remain in place.

The Lenders perform normal banking (including as lenders under other facilities) and investment banking and advisory services from time to time for the Company and its affiliates, for which they receive customary fees and expenses.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 — “Entry into Waiver and Third Amendment to Fourth Amended and Restated Credit Agreement” above, the content of which is incorporated herein by reference.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2022, the Compensation Committee of the Board of Directors of the Company, approved a Special Bonus to Douglas S. Clark, Jr., SVP of Merchandising and Supply Chain in the total gross amount of $60,000, less applicable withholdings, as reflected in a Special Bonus Agreement. This Special Bonus was awarded in recognition of Mr. Clark’s performance during 2022 related to executing the Company’s inventory strategy during a challenging supply chain environment, broadening the Company’s merchandise assortment and Mr. Clark’s efforts to offset higher costs through pricing, promotion and sourcing strategies. This Special Bonus is subject to clawback in certain instances described in the Special Bonus Agreement.

The foregoing description of the Special Bonus is only a summary and is qualified in its entirety by reference to the Special Bonus Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference into this Item 5.02.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Waiver and Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of December 27, 2022, among LL Flooring Holdings, Inc. and its domestic subsidiaries, including LL Flooring, Inc. and LL Flooring Services, LLC (collectively, the “Borrowers”), Bank of America, N.A. as administrative agent and collateral agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Lenders.

10.2	Special Bonus Agreement, dated December 29, 2022, between LL Flooring Holdings, Inc. and Douglas S. Clark, Jr.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

EXHIBIT INDEX

Exhibit No.	Description

10.1

Waiver and Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of December 27, 2022, among LL Flooring Holdings, Inc. and its domestic subsidiaries, including LL Flooring, Inc. and LL Flooring Services, LLC (collectively, the “Borrowers”), Bank of America, N.A. as administrative agent and collateral agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as Lenders.

10.2	Special Bonus Agreement, dated December 29, 2022, between LL Flooring Holdings, Inc. and Douglas S. Clark, Jr.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL FLOORING HOLDINGS, INC.
(Registrant)

Date: December 30, 2022	By:	/s/ Alice G. Givens
Alice G. Givens
SVP, Chief Legal, Ethics and Compliance Officer